Forward-Looking Statement
Readers are cautioned that statements contained in this presentation about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private
Securities Litigation Reform Act of 1995. When used herein, the words “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast”,
“project”, variations of such words and similar expressions are intended to identify forward-looking statements.  Although we believe that our expectations are based on reasonable assumptions, they are subject to risks and uncertainties and we can give no assurance they will be achieved.  The results or developments projected or predicted in these statements may differ materially from what may actually occur. Factors which could cause results or events to differ from current expectations include, but are not limited to:
•
Adverse changes in energy industry law, policies and regulation, including market structures, transmission planning and rules, and reliability standards.
•
Any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators.
•
Changes in federal and state environmental regulations that could increase our costs or limit operations of our generating units.
•
Changes in nuclear regulation and/or developments in the nuclear power industry generally that could limit operations of our nuclear generating units.
•
Actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site.
•
Any inability to balance our energy obligations, available supply and trading risks.
•
Any deterioration in our credit quality.
•
Availability of capital and credit at commercially reasonable terms and conditions and our ability to meet cash needs.
•
Any inability to realize anticipated tax benefits or retain tax credits.
•
Changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units.
•
Delays in receipt of necessary permits and approvals for our construction and development activities.
•
Delays or unforeseen cost escalations in our construction and development activities.
•
Increase in competition in energy markets in which we compete.
•
Adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in discount rates and funding requirements.
•
Changes in technology and customer usage patterns.
For further information, please refer to our Annual Report on Form 10-K, including Item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the
Securities and Exchange Commission.  These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this presentation.  In addition, any  forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Exhibit 99

GAAP Disclaimer
PSEG presents Operating Earnings in addition to its Net Income reported in accordance with accounting principles generally accepted in the United States
(GAAP). Operating Earnings is a non-GAAP financial measure that differs from
Net Income because it excludes gains or losses associated with Nuclear
Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting, and other material one-time items. PSEG presents Operating Earnings because management believes that it is appropriate for investors to consider results excluding these items in addition to the results reported in accordance with
GAAP. PSEG believes that the non-GAAP financial measure of Operating
Earnings provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends. This information is not intended to be viewed as an alternative to GAAP information.
The last two slides in this presentation include a list of items excluded from
Income from Continuing Operations to reconcile to Operating Earnings, with a reference to that slide included on each of the slides where the non-GAAP information appears.

Investment programs, hedge profile
and cost control support 2010 outlook
$3.12
$3.00 - $3.25
2009 Operating Earnings* 2010 Guidance
* See page 63 for Items excluded from Income from Continuing Operations to reconcile to Operating Earnings.

PSEG 2010 Operating Earnings Guidance
- By Subsidiary
$ 3.12
$ 1,579
$ 10
$ 43
$ 321
$ 1,205
2009A*
$ 3.00 – $ 3.25
$ 1,520 – $ 1,645
$ 5 – $15
$ 30 – $ 40
$ 425 – $ 455
$ 1,060 – $ 1,135
2010E
Enterprise
Earnings per Share
Operating Earnings*
PSEG Energy Holdings
PSE&G
PSEG Power
$ millions (except EPS)
* See Page 63 for Items excluded from Income from Continuing Operations to reconcile to Operating Earnings.

Debt Maturity Profile – As of September 1, 2010
0
200
400
600
800
1,000
HOLDINGS (Recourse)
0 127 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0
POWER
0 605 666 300 250 300 303 0 0 0 420 0 0 0 0 0 0 19 0 0 0 525 0 0 0 0 0 40 0 0 0 0 45
PSE&G excl. Securitization
0 0 300 725 250 300 171 0 400 0 259 134 0 0 0 23 0 0 64 0 0 0 150 100 0 250 250 365 0 250 300 0 0
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042
Holdings
Recourse
PSE&G
Power
2010 Financing Activity
PSE&G maturity of $300M in March 2010
PSE&G issued $300M due 2040
PSE&G issued $300M due 2015
PSE&G issued $250M due 2020 in August 2010
PSE&G remarketed $64M (due 2028) and $100M (due 2033)
Power remarketed $44M of tax-exempt bonds due 2042
Power called $48M due 2013 and $161M due 2014
Power issued $300M due 2013
Power issued $250M due 2020
Power exchanged $195M due 2011 for $156M due 2020 plus cash of $52M

Items Excluded from Income from Continuing
Operations to Reconcile to Operating Earnings
Please see Page 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income.
Pro-forma Adjustments, net of tax 2009 2008 2007
Earnings Impact ($ Millions)
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity 9 $              (71) $            12 $
Gain (Loss) on Mark-to-Market (MTM) (25)              16                10
Lease Transaction Reserves -                  (490)             -
Net Reversal of Lease Transaction Reserves 29               -                   -
Asset Sales and Impairments -                  (13)               (32)
Premium on Bond Redemption -                  (1)                 (28)
Total Pro-forma adjustments 13 $            (559) $           (38) $
Fully Diluted Average Shares Outstanding (in Millions)
507             508              509
Per Share Impact (Diluted)
Gain (Loss) on Nuclear Decommissioning Trust (NDT)
Fund Related Activity 0.02 $          (0.14) $          0.02 $
Gain (Loss) on Mark-to-Market (MTM) (0.05)           0.03             0.02
Lease Transaction Reserves -              (0.96)            -
Net Reversal of Lease Transaction Reserves 0.05            -               -
Asset Impairments -              (0.03)            (0.06)
Premium on Bond Redemption -              -               (0.06)
Total Pro-forma adjustments 0.02 $          (1.10) $          (0.08) $
PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
For the Twelve Months Ended
December 31,
Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings
(Unaudited)
63